ARTHUR ANDERSEN LLP







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------





As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated June 15, 1999 included in the Nathan's Famous, Inc. and Subsidiaries Form 10-K for the year ended March 28, 1999 and to all references to our Firm included in this Form S-8 registration statement.


                                        /s/ Arthur Andersen LLP





Roseland, New Jersey
August 27, 1999